AMENDMENT NO. 8 TO FINANCING AGREEMENTS


                             as of November 13, 1998

Emerson Radio Corp.
Majexco Imports, Inc.
9 Entin Road
Parsippany, New Jersey 07054

Gentlemen:

          Congress Financial Corporation ("Lender"), Emerson Radio Corp. ("Emerson") and Majexco Imports, Inc., ("Majexco"; and together with Emerson, individually and collectively, the "Borrower") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated March 31, 1994, by and between Lender and Borrower, as amended by Amendment No. 1 to Financing Agreements, dated August 24, 1995, Amendment No. 2 to Financing Agreements, dated February 13, 1996, Amendment No. 3 to Financing Agreements, dated August 20, 1996, Amendment No. 4 to Financing Agreements, dated November 14, 1996, Amendment No. 5 to Financing Agreements, dated February 18, 1997, Amendment No. 6 to Financing Agreements, dated August 14, 1997 and Amendment No. 7 to Financing Agreements, dated as of March 31, 1998 (as amended, the "Loan Agreement"), together with various other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Loan Agreement.

          Borrower has requested that Lender agree to certain amendments to the Financing Agreements, and Lender is willing to agree to such amendments, subject to the terms and conditions set forth herein.

          In consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

          1. Amendments.

          (a) Working Capital Covenant. Section 9.13 of the Loan Agreement shall be deleted in its entirety, effective as of September 30, 1998.

          (b) Adjusted Net Worth Covenant. Section 9.14 of the Loan Agreement, as previously amended, shall be deleted in its entirety and replaced with the following, effective as of September 30, 1998:

          "9.14 ADJUSTED NET WORTH. Emerson shall, at all times, maintain, on a consolidated basis with its subsidiaries, Adjusted Net Worth of not less than $20,000,000."

          2. Conditions Precedent. The effectiveness of the other terms and conditions contained herein shall be subject to:

          (a) the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower and consented and agreed to by the other Obligors; and

          (b) after giving effect to the amendments set forth in Section 1 hereof, no Event of Default shall exist or have occurred and be continuing, and no event or condition, which with the giving of notice or passage of time, or both, would constitute an Event of Default, shall exist or have occurred and be continuing.

          3. Fee. In consideration of Lender's entering into this Amendment, Borrower shall pay Lender an amendment fee in the amount of $5,000, payable simultaneously with the execution hereof, which fee is fully earned as of the date hereof. Such fee may, at Lender's option, be charged directly to any of Borrower's Revolving Loan accounts maintained by Lender under the Financing Agreements.

          4. Miscellaneous.

          (a) Entire Agreement; Ratification and Confirmation of the Financing Agreements. This Amendment contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous term sheets, proposals, discussions, negotiations, correspondence, commitments and communications between or among the parties concerning the subject matter hereof. This Amendment may not be modified or any provision waived, except in writing signed by the party against whom such modification or waiver is sought to be enforced. Except as specifically modified pursuant hereto, the Loan Agreement and the other Financing Agreements are hereby ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment, the Loan Agreement and the other Financing Agreements, the terms of this Amendment shall control.

          (b) Governing Law. This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

          (c) Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          (d) Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

          By the signatures hereto of each of their duly authorized officers, all of the parties hereto mutually covenant and agree as set forth herein.

                                       Very truly yours,

                                       CONGRESS FINANCIAL CORPORATION

                                       By: /s/Thomas Grabosky
                                       Title: Assistant Vice President


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AGREED AND ACCEPTED:

EMERSON RADIO CORP.


By: /s/ John Walker
Title EVP, CFO


MAJEXCO IMPORTS, INC.


By: /s/ John Walker
Title: SVP - Finance - Treasurer


CONSENTED TO AND AGREED:

H. H. SCOTT, INC.
EMERSON COMPUTER CORP.

By: /s/ John Walker
Title: SVP - Finance - Treasurer


EMERSON RADIO CANADA LTD.


By: /s/ John Walker
Title: Treasurer


EMERSON RADIO & TECHNOLOGIES N.V.


By: /s/ John Walker
Title: SVP - Finance - Treasurer